FOR RELEASE
April 23, 2015

Contacts: Rob Stewart                            Media Contact: Adam Handelsman
Investor Relations                            President & Founder
Tel (949) 480-8300                            SpecOps Communications
Fax (949) 480-8301                            (212) 518-7721
adam@specopscomm.com

ACACIA RESEARCH REPORTS
FIRST QUARTER FINANCIAL RESULTS
AND ANNOUNCES PAYMENT OF QUARTERLY DIVIDEND

Newport Beach, Calif. - (BUSINESS WIRE) - April 23, 2015 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended March 31, 2015.

•	Revenues for the first quarter of 2015 were $34,210,000, as compared to $12,578,000 in the comparable prior year quarter.

•	GAAP net loss for the first quarter of 2015 was $13,130,000, or $0.27 per diluted share, as compared to $24,421,000, or $0.51 per diluted share for the comparable prior year quarter.

•
Non-GAAP net income for the first quarter of 2015 was $3,155,000, or $0.06 per diluted share, as compared to a Non-GAAP net loss of $5,184,000, or $0.11 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.

•	Cash and cash equivalents, restricted cash and investments totaled $165,555,000 as of March 31, 2015.

Approval of Quarterly Dividend. Acacia Research Corporation also announced today that its Board of Directors has approved a quarterly cash dividend, payable in the amount of $0.125 per share, which will be paid on May 29, 2015, to shareholders of record at the close of business on May 4, 2015. Future cash dividends are expected to be paid on a quarterly basis and will be at the discretion of the Board of Directors.

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended March 31,
	2015	2014

Revenues (in thousands)	$34,210	$12,578
Net loss (in thousands)	$(13,130)	$(24,421)
Non-GAAP net income (loss) (in thousands)	$3,155	$(5,184)
Diluted loss per share	$(0.27)	$(0.51)
Non-GAAP net earnings (loss) per common share - diluted	$0.06	$(0.11)
New agreements executed	23	20
Licensing and enforcement programs generating revenues	18	21
Licensing and enforcement programs with initial revenues	2	3
New patent portfolios	—	3

As of March 31, 2015, trailing twelve-month revenues were as follows (in thousands):

As of Date:	Trailing Twelve -Month Revenues	% Change

March 31, 2015	$152,508	17%
December 31, 2014	$130,876	14%
September 30, 2014	$114,911	23%
June 30, 2014	$93,239	41%
March 31, 2014	$66,273	—%

Summary Consolidated Financial Results
Three months ended March 31, 2015 compared with the three months ended March 31, 2014

Revenues (in thousands):

	Three Months Ended March 31,		Change
	2015	2014	$	%

Revenues	$34,210	$12,578	$21,632	172%

New revenue agreements	23	20	—	—
Licensing and enforcement programs generating revenues	18	21	—	—
Licensing and enforcement programs with initial revenues	2	3	—	—

First quarter 2015 revenues increased $21,632,000, or 172%, to $34,210,000, as compared to $12,578,000 in the comparable prior year quarter. In the first quarter of 2015, two licensees individually accounted for 58% and 15% of revenues recognized, as compared to one licensee individually accounting for 39% of revenues recognized during the first quarter of 2014.

Cost of Revenues (in thousands):

	Three Months Ended March 31,		Change
	2015	2014	$	%

Inventor royalties	$9,325	$951	$8,374	881%
Contingent legal fees	4,784	1,527	3,257	213%
Total inventor royalties and contingent legal fees	$14,109	$2,478	$11,631	469%

First quarter 2015 inventor royalties and contingent legal fees expense, on a combined basis, increased 469%, as compared to the 172% increase in related revenues. First quarter 2015 total revenues, less inventor royalties expense and contingent legal fees expense was $20,101,000, or 59% of first quarter 2015 revenues, as compared to $10,100,000, or 80% of revenues in the comparable prior year quarter. The increase in inventor royalties expense and contingent legal fees expense for the periods presented was due primarily to the 172% increase in revenues and higher average inventor royalty rates, primarily due to lower average levels of cost recovery related preferred returns, for the specific portfolios generating revenues in the first quarter of 2015.

	Three Months Ended March 31,		Change
	2015	2014	$	%

Litigation and licensing expenses - patents	$8,675	$8,994	$(319)	(4)%

First quarter 2015 litigation and licensing expenses decreased due primarily to a minor net decrease in patent prosecution, litigation support and third-party technical consulting expenses associated with ongoing and new licensing and enforcement programs commenced since the end of the comparable prior year quarter. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent partnering, prosecution, licensing and enforcement activities.

	Three Months Ended March 31,		Change
	2015	2014	$	%

Amortization of patents	$13,038	$14,472	$(1,434)	(10)%

First quarter 2015 non-cash patent amortization charges decreased due primarily to a decrease in accelerated amortization related to patent portfolio write-downs totaling $2,565,000. The decrease was partially offset by a $1,074,000 increase in amortization for patent and patent rights investments made since the end of the prior year period.

Marketing, General and Administrative Expenses (in thousands):

	Three Months Ended March 31,		Change
	2015	2014	$	%

Marketing, general and administrative expenses	$7,328	$6,928	$400	6%
Non-cash stock compensation expense - MG&A	3,247	4,765	(1,518)	(32)%
Total marketing, general and administrative expenses	$10,575	$11,693	$(1,118)	(10)%
First quarter 2015 marketing, general and administrative expenses, excluding non-cash stock compensation expense, increased due primarily to an increase in variable performance based compensation costs, consistent with the increase in revenues quarter to quarter. Non-cash stock compensation expense decreased due to a decrease in the grant date fair value for the restricted shares expensed during the period and a decrease in the number of restricted shares expensed for current employees during the period.

Income Taxes:

	Three Months Ended March 31,		Change
	2015	2014	$	%

(Provision for) benefit from income taxes (in thousands)	$(170)	$1,372	$(1,542)	(112)%
Effective tax rate	1%	(5)%

Tax expense for the three months ended March 31, 2015 reflects the impact of a full valuation allowance recorded for net operating loss related tax assets generated during the period. The tax benefit for the three months ended March 31, 2014 reflects the impact of valuation allowances recorded for the majority of net operating loss related and other tax assets generated during the prior year period.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	March 31, 2015	December 31, 2014

Cash and cash equivalents, restricted cash and investments	$165,555	$193,024
Accounts receivable	30,007	20,168
Total assets	507,364	536,348
Accounts payable and accrued expenses	12,705	14,860
Accrued patent acquisition costs	900	16,700
Royalties and contingent legal fees payable	19,129	14,351
Total liabilities	34,145	47,300

Summary Cash Flow Information:

	Three Months Ended March 31,
	2015	2014

Net cash provided by (used in):
Operating activities (excluding restricted cash)	$(5,112)	$(20,432)
Restricted cash	(10,718)	—
Investing activities	(11,651)	33,315
Financing activities	(5,437)	(6,165)

Patent Acquisition Costs. Patent related upfront advances and scheduled milestone payments paid in the first quarter of 2015 totaled $16,861,000. Patent related upfront advances paid in the first quarter of 2014 totaled $987,000. As of March 31, 2015, accrued patent acquisition costs related to patent portfolios acquired during 2015 totaled $900,000.

Quarterly Dividends Paid. Cash outflows from financing activities for the first quarter of 2015 included a quarterly cash dividend of $0.125 per share, paid on March 30, 2015, to shareholders of record at the close of business on March 2, 2015, totaling $6,375,000. Refer to our website for IRS Form 8937 information related to the distribution announced herein and any previous distributions.

See “Business Highlights and Recent Developments” below for a summary of patent portfolio acquisitions during the current quarter.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, less certain non-cash tax benefits included in tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Management also believes that providing a non-GAAP financial measure that excludes the impact of excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense allows investors to asses our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies period to period, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (877) 723-9523 for domestic callers and (719) 325-4760 for international callers, both of whom will need to enter the conference ID 6091098 when prompted. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the Conference ID 6091098 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2015	2014

Revenues	$34,210	$12,578
Operating costs and expenses:
Cost of revenues:
Inventor royalties	9,325	951
Contingent legal fees	4,784	1,527
Litigation and licensing expenses - patents	8,675	8,994
Amortization of patents	13,038	14,472
Marketing, general and administrative expenses (including non-cash stock compensation expense of $3,247 for the three months ended March 31, 2015, and $4,765 for the three months ended March 31, 2014)	10,575	11,693
Research, consulting and other expenses - business development	997	992
Other	426	—
Total operating costs and expenses	47,820	38,629
Operating loss	(13,610)	(26,051)

Total other income	228	109
Loss before (provision for) benefit from income taxes	(13,382)	(25,942)
(Provision for) benefit from income taxes	(170)	1,372
Net loss including noncontrolling interests in operating subsidiaries	(13,552)	(24,570)
Net loss attributable to noncontrolling interests in operating subsidiaries	422	149
Net loss attributable to Acacia Research Corporation	$(13,130)	$(24,421)

Net loss attributable to common stockholders - diluted	$(13,345)	$(24,628)

Diluted loss per common share	$(0.27)	$(0.51)

Weighted average number of shares outstanding, diluted	49,212,207	48,329,375

Reconciliation of GAAP Net Loss and EPS to Non-GAAP Net Income (Loss) and EPS
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014

GAAP net loss	$(13,130)	$(24,421)

Non-cash stock compensation	3,247	4,765
Non-cash patent amortization	13,038	14,472

Pro forma non-GAAP net income (loss)	$3,155	$(5,184)
Pro forma non-GAAP net earnings (loss) per common share - diluted	$0.06	$(0.11)
GAAP weighted-average shares — diluted	49,290,069	48,329,375

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$101,548	$134,466
Restricted cash	10,718	—
Short-term investments	53,289	58,558
Accounts receivable	30,007	20,168
Deferred income taxes	1,161	1,161
Prepaid expenses and other current assets	5,057	4,355
Total current assets	201,780	218,708

Property and equipment, net of accumulated depreciation and amortization	421	500
Patents, net of accumulated amortization	274,659	286,636
Goodwill	30,149	30,149
Other assets	355	355
	$507,364	$536,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$12,705	$14,860
Accrued patent investment costs	900	16,700
Royalties and contingent legal fees payable	19,129	14,351
Total current liabilities	32,734	45,911

Deferred income taxes	1,161	1,161
Other liabilities	250	228
Total liabilities	34,145	47,300
Total stockholders’ equity	473,219	489,048
	$507,364	$536,348

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss including noncontrolling interests in operating subsidiaries	$(13,552)	$(24,570)
Adjustments to reconcile net loss including noncontrolling interests in operating subsidiaries to net cash used in operating activities:
Depreciation and amortization	13,101	14,552
Non-cash stock compensation	3,247	4,765
Other	(12)	—
Changes in assets and liabilities:
Accounts receivable	(9,839)	(7,199)
Prepaid expenses and other assets	(702)	(62)
Accounts payable and accrued expenses	(2,133)	740
Royalties and contingent legal fees payable	4,778	(6,552)
Deferred taxes, net	—	(2,106)

Net cash used in operating activities - excluding restricted cash	(5,112)	(20,432)
Restricted cash	(10,718)	—
Net cash used in operating activities	(15,830)	(20,432)

Cash flows from investing activities:
Purchases of property and equipment	—	(96)
Purchase of available-for-sale investments	(13,369)	(14,234)
Maturities and sales of available-for-sale investments	18,579	48,632
Investments in patents/ patent rights	(16,861)	(987)

Net cash provided by (used in) investing activities	(11,651)	33,315

Cash flows from financing activities:
Dividends paid to shareholders	(6,375)	(6,255)
Proceeds from exercises of stock options	938	90

Net cash used in financing activities	(5,437)	(6,165)

Increase (decrease) in cash and cash equivalents	(32,918)	6,718

Cash and cash equivalents, beginning	134,466	126,685

Cash and cash equivalents, ending	$101,548	$133,403

Business Highlights and Recent Developments(2)

Business highlights of the first quarter of 2015 and recent developments include the following:

Revenues for the three months ended March 31, 2015 included fees from the following technology licensing and enforcement programs:

•	3G & 4G Cellular Air Interface and Infrastructure technology	•	Location Based Services technology
•	Audio Communications Fraud Detection technology	•	Oil and Gas Production technology
•	Automotive Safety, Navigation and Diagnostics technology	•	Online Auction Guarantee technology
•	Broadband Communications technology	•	Reflective and Radiant Barrier Insulation technology
•	DisplayPort and MIPI DSI technology*	•	Semiconductor Testing technology*
•	Gas Modulation Control Systems technology	•	Speech codes used in wireless and wireline systems technology
•	Innovative Display technology	•	Super Resolutions Microscopy technology
•	Intercarrier SMS technology	•	Suture Anchors technology
•	Interstitial and Pop-Up Internet Advertising technology	•	Telematics technology
________________________________________

*	Initial revenues recognized during the three months ended March 31, 2015.

•
American Vehicular Sciences LLC entered into settlement and patent license agreements with Garmin International, Inc. & Garmin USA, Inc. and TomTom Inc. & TomTom International BV. The agreements resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Bonutti Skeletal Innovations LLC entered into a settlement and patent license agreement with DePuy Synthes, Inc. and DePuy Orthopaedics, Inc. The agreement resolved litigation that was pending in the United States District Court for the District of Massachusetts.

•
Cell and Network Selection LLC entered into a settlement and license agreement with Sprint Spectrum L.P. This agreement resolved patent litigation, Civil Action No. 6:13-cv-563, pending in the United States District Court for the Eastern District of Texas.

•
Credit Card Fraud Control Corporation entered into a settlement and patent license agreement with Elavon, Inc. The agreement resolved litigation that was pending in the United States District Court for the Northern District of Texas.

•
In-Depth Test LLC entered into a settlement and license agreement with Intersil Corporation. This agreement resolved patent litigation, Civil Action No. 14-cv-886-GMS, pending in the United States District Court for the District of Delaware.

•
Innovative Display Technologies LLC and Delaware Display Group LLC entered into a settlement and license agreement with Dell Inc., and Hewlett-Packard Company. This agreement resolved patent litigation, Civil Action No. 2:13-cv-523-RSP and Civil Action No. 2:13-cv-524-JRG, pending in the United States District Court for the Eastern District of Texas.

•
Intercarrier Communications LLC and WhatsApp Inc. resolved the dispute between the parties pending in the United States District Court for the Northern District of California, Civil Action No. 3:13-cv-4247-JST.

•
Nexus Display Technologies LLC entered into a settlement and patent license agreement with Eizo Corporation. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Nexus Display Technologies LLC entered into a settlement and patent license agreement with Panasonic Corporation and Panasonic Corporation of North America. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Online News Link LLC and Acxiom Corporation reached a settlement that resolved the dispute between the parties pending in the United States District Court for the Northern District of Texas, Civil Action No. 3:13-cv-03021-K.

•
Parallel Separation Innovations LLC and Schlumberger Corporation resolved the dispute between the parties currently pending in the United States District Court for the Eastern District of Texas, Civil Action No. 2:14-cv-00549-JRG.

•	Saint Lawrence Communications LLC and Saint Lawrence Communications GmbH entered into patent license agreements with Sony Mobile Communications Inc.

•	Saint Lawrence Communications LLC and Saint Lawrence Communications GmbH entered into royalty-bearing Patent License Agreements with the following licensees:

◦	Doro AB.

◦	Huawei Devices Co., Ltd. and Huawei Device (Dongguan) Co., Ltd.

◦	Arcadyan Technology Corporation.

•
Super Resolution Technologies LLC entered into a settlement and patent license agreement with Leica Microsystems GmbH and Leica Microsystems Inc. The agreement resolved litigation that was pending in the United States District Court for the Southern District of Texas.

_______________________
(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) American Vehicular Sciences LLC, Bonutti Skeletal Innovations LLC, Cell and Network Selection LLC, Credit Card Fraud Control Corporation, In-Depth Test LLC, Innovative Display Technologies LLC and Delaware Display Group LLC, Intercarrier Communications LLC, Nexus Display Technologies LLC, Online News Link LLC, Parallel Separation Innovations LLC, Saint Lawrence Communications LLC, Saint Lawrence Communications GmbH and Super Resolution Technologies LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.